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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Vital Images, Inc. 1997 Director Stock Option Plan of our report dated February 13, 1998, on our audits of the financial statements and financial statement schedule of Vital Images, Inc. (the "Company") as of December 31, 1997 and 1996 and for the year ended December 31, 1997, the two months ended December 31, 1996, and the years ended October 31, 1996 and 1995, which report is included in the Company's 1997 Annual Report on Form 10-K.




                                       /s/ PricewaterhouseCoopers LLP
                                       PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
December 28, 1998